SMRH:4905-0298-2279.1 -1- AMENDMENT #1 TO EMPLOYMENT AGREEMENT This Amendment #1 (this “Amendment”), made as of the 1st day of January 2026 (the “Effective Date”), to the Employment Agreement, dated as of 11 September 2024 and as amended (the “Agreement”), is by and between Aidence, B.V. (the “Company”), and Cornelis Wesdorp (“Employee”). W I T N E S E T H: WHEREAS, the Board of Directors of RadNet, Inc. has approved changes to Employee’s job title; and WHEREAS, the Compensation Committee of the Board of Directors of RadNet, Inc. approved an increase to Employee’s Base Salary effective as of the Effective Date. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Annual Base Salary Change. Section 4.1 of the Agreement which presently reads as: “Executive will be entitled to an annual base salary of EUR636,000.00 (in words: six hundred and thirty-six thousand Euros) gross, in respect of the number of working hours as reflected in this Agreement, accruing and payable into a designated bank account of Executive, in twelve (12) equal monthly instalments in arrears (the ''Annual Base Salary''). is hereby entirely restated to read as follows: “Executive will be entitled to an annual base salary of EUR722,600.00 (in words: seven hundred twenty-two thousand six hundred Euros) gross, in respect of the number of working hours as reflected in this Agreement, accruing and payable into a designated bank account of Executive, in twelve (12) equal monthly instalments in arrears (the ''Annual Base Salary''). 2. Scope. All other provisions of the Agreement shall continue in full force and effect as is on and after the Effective Date. 3. Defined Terms. Except as otherwise defined in this Amendment, the capitalized terms in this Amendment shall have the same meaning as such terms have in the Agreement. 4. Governing Law. The validity, construction and interpretation of this Amendment shall be governed in all respects by the laws of The Netherlands. 5. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

SMRH:4905-0298-2279.1 -2- IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be duly executed and delivered as of the Effective Date. Aidence, B.V. By: Name: David J. Katz Cornelis Wesdorp Its: Supervisory Director